UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 8, 2010

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325836
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2925 Boardwalk, Ann Arbor, Michigan		48104
(Address of Principal Executive Offices)		(ZIP Code)

Registrant's telephone number, including area code:	(734) 864-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement.

     On January 8, 2010, Picometrix, LLC (“Subsidiary”), a wholly-owned subsidiary of Advanced Photonix, Inc. (the “Company”) and a successor-in-interest to Picometrix, Inc., entered into a Fourth Addendum & Extension Agreement (the “Addendum”) with Jagar, L.L.C. with respect to the Company’s principal executive offices (the “Premises”) under its Lease Agreement dated June 28, 2000 (the “Lease”). Pursuant to the Addendum, among other things, the term of the Lease is extended until May 31, 2021 and aggregate payments under the Lease will be $6,040,200. In addition, pursuant to the Addendum, the Subsidiary has the right to match any offer received by the Landlord to purchase the building in which the Premises are located and, under certain conditions, will have the right to purchase the Premises.

     This summary of the Addendum is qualified in its entirety by reference to the Addendum filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit
10.1	Fourth Addendum & Extension Agreement, dated January 8, 2010, between Picometrix, LLC and Jagar, L.L.C.

10.2	Lease, dated June 28, 2000, between Jagar, L.L.C. and Picometrix, Inc.

10.3	Addendum to Lease, dated June 28, 2000, between Jagar, L.L.C. and Picometrix, Inc.

10.4	Second Addendum to Lease Agreement, dated August 25, 2000, between Jagar, L.L.C. and Picometrix, Inc.

10.5	Third Addendum to Lease Agreement, dated November 17, 2000, between Jagar, L.L.C. and Picometrix, Inc.

10.6	Consent by Landlord to Assignment of Lease by Merger, dated May 2, 2005, among Jagar, L.L.C., Picometrix, Inc. and Michigan Acquisition Merger Sub, LLC

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED PHOTONIX, INC.

	By:	/s/Richard Kurtz
Richard Kurtz, Chief Executive Officer

Dated: January 13, 2010

EXHIBIT INDEX

Exhibit
Number	Exhibit
10.1	Fourth Addendum & Extension Agreement, dated January 8, 2010, between Picometrix, LLC and Jagar, L.L.C.

10.2	Lease, dated June 28, 2000, between Jagar, L.L.C. and Picometrix, Inc.

10.3	Addendum to Lease, dated June 28, 2000, between Jagar, L.L.C. and Picometrix, Inc.

10.4	Second Addendum to Lease Agreement, dated August 25, 2000, between Jagar, L.L.C. and Picometrix, Inc.

10.5	Third Addendum to Lease Agreement, dated November 17, 2000, between Jagar, L.L.C. and Picometrix, Inc.

10.6	Consent by Landlord to Assignment of Lease by Merger, dated May 2, 2005, among Jagar, L.L.C., Picometrix, Inc. and Michigan Acquisition Merger Sub, LLC